Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS

On May 16, 2006, the Company filed an amended current report on Form 8-K/A with respect to the completion on May 1, 2006 of its acquisition, through a wholly-owned subsidiary, of 50% of the shares of IMTT Holdings Inc., formerly known as Loving Enterprises, Inc. (“IMTT Holdings”). IMTT Holdings is the ultimate holding company for a group of companies and partnerships that own a bulk liquid storage terminal business operating as International-Matex Tank Terminals (“IMTT”). The restated audited financial statements and unaudited interim financial information required in compliance with Rule 3-05 of Regulation S-X, and the pro forma financial information required in compliance with Article 11 of Regulation S-X, are disclosed in this filing in Exhibits 99.1, 99.2 and 99.3.

On June 27, 2006, the Company filed an amended current report on Form 8-K/A with respect to the completion on June 7, 2006 of its acquisition, through a wholly-owned subsidiary, of K-1 HGC Investment, L.L.C. (subsequently renamed Macquarie HGC Investment LLC) (“MHGI”), which owns HGC Holdings, L.L.C. (subsequently renamed HGC Holdings LLC) (“HGC”) and The Gas Company, LLC (“TGC”). MHGI, together with its wholly owned subsidiary, HGC Investment Corporation, are the sole members of HGC, and HGC is the sole member of TGC. TGC is a Hawaii limited liability company that owns and operates the regulated synthetic natural gas distribution business in Hawaii and distributes and sells liquefied petroleum gas through unregulated operations. The audited financial statements and unaudited interim financial information required in compliance with Rule 3-05 of Regulation S-X, and the pro forma financial information required in compliance with Article 11 of Regulation S-X, were disclosed in that filing.

On August 22, 2006, the Company filed a current report on Form 8-K with respect to the sale, through its wholly-owned subsidiary Communications Infrastructure LLC, of 16,517,413 stapled securities of Macquarie Communications Infrastructure Group (ASX: MCG) (“MCG”).

On October 2, 2006, the Company filed a current report on Form 8-K with respect to the sale, through its wholly-owned subsidiary South East Water LLC, of its 17.5% minority interest in the holding company for South East Water.

On January 5, 2007, the Company filed a current report on Form 8-K with respect to the sale, through its wholly-owned subsidiary Macquarie Yorkshire LLC, of its interest in Macquarie Yorkshire Limited, the holding company for its 50% interest in Connect M1-A1 Holdings Limited, which is the indirect holder of the Yorkshire Link toll road concession. The pro forma financial information required in compliance with Article 11 of Regulation S-X, was disclosed in that filing.

The following unaudited pro forma condensed combined statement of operations for the year ended December 31, 2006 gives effect to the acquisitions of IMTT and TGC as if these transactions had occurred on January 1, 2006, and the dispositions of MCG stapled securities, MYL and SEW as if these transactions had occurred on December 31, 2005. Certain reclassifications were made to the historical financial statements to conform to the current presentation.

In August 2006 and October 2006, MIC used the cash proceeds from the sale of our investments in MCG and SEW, respectively, to reduce its borrowings under the acquisition credit facility at the Macquarie Infrastructure Company Inc. level. The impact on interest expense from the reduction of borrowings from the sale of our investments in both MCG and SEW has not been included in the pro forma condensed combined statement of operations.

On October 30, 2006, MIC completed an offering of shares of trust stock under its existing shelf registration statement which generated approximately $252.8 million in net proceeds. Most of these proceeds were used to repay the remaining balance under the acquisition credit facility at the Macquarie Infrastructure Company Inc. level. The impact on interest expense from the reduction of borrowings from the offering of shares has not been included in the pro forma condensed combined statement of operations.

We have included pro forma earnings before interest, taxes, depreciation and amortization (“EBITDA”), a non-GAAP measure, as we consider it to be an important measure of our overall performance. We believe EBITDA provides additional insight into the performance of our operating companies and our ability to service our obligations and support our ongoing distribution policy.

MACQUARIE INFRASTRUCTURE COMPANY TRUST

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2006
($ in thousands, except number of shares and per share data)

	MIC	Acquisitions		Dispositions			Pro Forma Adjustments		Pro Forma Combined
		IMTT	TGC	MCG	SEW	MYL
	$	$	$	$	$	$	$		$
Revenue
Revenue from product sales	313,298	—	71,944	—	—	—	—		385,242
Service revenue	201,835	—	—	—	—	—	—		201,835
Financing and equipment lease income	5,118	—	—	—	—	—	—		5,118
Total revenue	520,251	—	71,944	—	—	—	—		592,195

Costs and expenses
Cost of product sales	206,802	—	48,176	—	—	—	—		254,978
Cost of services	92,542	—	—	—	—	—	—		92,542
Selling, general and administrative	120,252	—	10,965	—	—	—	—		131,217
Fees to manager	18,631	—	—	—	—	—	—		18,631
Depreciation	12,102	—	2,353	—	—	—	169	(1)	14,624
Amortization of intangibles	43,846	—	2	—	—	—	368	(2)	44,216
Total operating expenses	494,175	—	61,496	—	—	—	537		556,208

Operating income	26,076	—	10,448	—	—	—	(537)		35,987

Other income (expense)
Dividend income	8,395	—	—	(2,352)	(6,043)	—	—		—
Interest income	4,887	—	463	—	—	(1,708)	—		3,642
Interest expense	(77,746)	—	(3,786)	—	—	1,087	(6,595	)(3)	(87,040)
Equity in earnings and amortization charges of investees	12,558	3,739	—	—	—	(9,029)	(1,040	)(4)	6,228
Losses on derivative instruments	(1,373)	—	—	—	—	—	3,286	(5)	1,913
Gain on sale of equity investment	3,412	—	—	—	—	(3,412)	—		—
Gain on sale of investment	49,933	—	—	—	(49,933)	—	—		—
Gain on sale of marketable securities	6,738	—	—	(6,738)	—	—	—		—
Other income (expense), net	594	—	(1,876)	—	—	—	(391	)(6)	(1,673)
Income (loss) before income taxes and minority interests	33,474	3,739	5,249	(9,090)	(55,976)	(13,062)	(5,277)		(40,943)
Income tax benefit (expense)	16,421	—	(2,062)	162	—	—	997	(7)	15,518
Minority interests	23	—	—	—	—	—	—		23
Net income (loss)	49,918	3,739	3,187	(8,928)	(55,976)	(13,062)	(4,280)		(25,402)

Basic and diluted income (loss) per share	$1.73								$(0.88)

Weighted average number of shares of trust stock outstanding:
Basic	28,895,522								28,895,522
Diluted	28,912,346								28,895,522

Reconciliation of net income (loss) to EBITDA
Net income (loss)	49,918	3,739	3,187	(8,928)	(55,976)	(13,062)	(4,280)		(25,402)
Interest expense, net	72,859	—	3,323	—	—	621	6,595	(3)	83,398
Income tax (benefit) expense	(16,421)	—	2,062	(162)	—	—	(997	)(7)	(15,518)
Depreciation expense(8)	21,366	—	2,353	—	—	—	169	(1)	23,888
Amortization of intangibles(8)	43,846	—	2	—	—	—	368	(2)	44,216
EBITDA	171,568	3,739	10,927	(9,090)	(55,976)	(12,441)	1,855		110,582

		Year Ended December 31, 2006
		($ in thousands)
(1)	Depreciation
	Additional depreciation expense reflecting the Company’s share in the increase in value of certain TGC tangible assets, depreciated over 9 years.	$(169)
(2)	Amortization
	Additional amortization expense reflecting the Company’s share in the increase in value of certain TGC intangible assets, depreciated over a period of 3 to 9 years.	$(368)
(3)	Interest expense
	Increase in interest expense assuming the amount drawn under MIC’s revolving credit facility relating to the IMTT purchase was outstanding for the entire year ended December 31, 2006.	$(3,694)
	Increase in interest expense assuming the amount drawn under MIC’s revolving credit facility relating to the TGC purchase was outstanding for the entire year ended December 31, 2006.	$(2,781)
	Adjustment to interest expense assuming the amount drawn under TGC’s term loan ($160.0 million) was outstanding for the entire year ended December 31, 2006.	$86
	Amortization of deferred financing costs of $3.3 million relating to TGC’s term loan ($160.0 million).	$(206)
		$(6,595)

In August 2006 and October 2006, MIC used the cash proceeds from the sale of our investments in MCG and SEW, respectively (as well as proceeds received from our equity raise), to reduce its borrowings under the acquisition credit facility at the Macquarie Infrastructure Company Inc. level. The impact on interest expense if the borrowings under the facility had been lower throughout the entire year ended December 31, 2006 by the amount of the sale proceeds, would have been a reduction in interest expense of $4.5 million. This impact on interest expense has not been included in the above pro forma statement of operations.

(4)	Equity in earnings and amortization charges of investee
	Additional amortization and depreciation expense reflecting the Company’s share in the increase in value of certain IMTT tangible and intangible assets, depreciated over a period of 5 to 30 years, net of tax impact.	$(1,576)
	Net elimination of certain intercompany business relationships that ceased upon the acquisition of our 50% interest of IMTT.	$48
	Elimination of interest expense of $32.6 million of debt that was repaid by IMTT Holdings using the proceeds of our equity investment.	$488
		$(1,040)
(5)	Losses on derivative instruments
	Removal of net losses on foreign currency forward contracts entered into to hedge distributions and sale proceeds from offshore investments.	$3,286
(6)	Other income (expense)
	Removal of net gains on foreign currency forward contracts entered into to hedge distributions and sale proceeds from offshore investments, and other foreign currency gains and losses.	$(391)
(7)	Income tax benefit
	Adjustment to record estimated tax benefit relating to the pro forma adjustments.	$997
(8)

Depreciation includes $5.7 million and $3.6 million for our district energy and airport parking businesses, respectively, which are included in cost of services. Depreciation and amortization of intangibles do not include our pro forma share of MYL and IMTT depreciation and amortization expense. Our share of MYL amortization expense for the year ended December 31, 2006 was $3.9 million. Our pro forma share of IMTT depreciation and amortization expense, arising from purchase accounting, for the same period was $8.0 million. These items are included in equity in earnings and amortization charges of investees.

	Grand Total of All Adjustments	$(4,280)

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